Houlihan Lokey Reports Third Quarter Fiscal 2020 Financial Results

– Third Quarter Fiscal 2020 Revenues of $334 million –
– Third Quarter Fiscal 2020 Diluted EPS of $0.75 –
– Adjusted Third Quarter Fiscal 2020 Diluted EPS of $0.88 –
– Announces Dividend of $0.31 per Share for Fourth Quarter Fiscal 2020 –

LOS ANGELES and NEW YORK - February 3, 2020 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey” or the “Company”) today reported financial results for its third quarter ended December 31, 2019. For the third quarter ended December 31, 2019, revenues increased 11.9% to $334 million, compared with $298 million for the third quarter ended December 31, 2018.
Net income was $49 million, or $0.75 per diluted share, for the third quarter ended December 31, 2019, compared with $44 million, or $0.67 per diluted share, for the third quarter ended December 31, 2018. Adjusted net income for the third quarter ended December 31, 2019 was $58 million, or $0.88 per diluted share, compared with $51 million, or $0.77 per diluted share, for the third quarter ended December 31, 2018.
"Houlihan Lokey had a strong fiscal third quarter and we enter the new decade with good momentum across all three of our product lines. 2019 was not without its macro-economic challenges, but our firm performed well in light of those challenges as a result of our balanced revenue model, strong diversification across clients, industries and products, and most importantly, an exceptional group of employees. Now that calendar 2019 is behind us, I am proud to report that we have maintained our leadership rankings. Houlihan Lokey is the No. 1 M&A advisor for the last five consecutive years in the U.S., the No. 1 global restructuring advisor for the last six consecutive years, and the No. 1 global M&A fairness opinion advisor over the past 20 years, all based on number of transactions, according to Refinitiv.” stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.

Selected Financial Data

(In thousands, except per share data)	U.S. GAAP
	Three Months Ended December 31,		Nine Months Ended December 31,
	2019	2018	2019	2018
Revenues	$333,515	$298,013	$856,674	$793,007
Operating expenses:
Employee compensation and benefits	213,107	187,180	551,056	501,682
Non-compensation expenses	52,392	48,590	144,672	132,779
Operating income	68,016	62,243	160,946	158,546
Other (income)/expense, net	(1,039)	(688)	(3,787)	(3,301)
Income before provision for income taxes	69,055	62,931	164,733	161,847
Provision for income taxes	20,161	18,974	39,954	48,089
Net income attributable to Houlihan Lokey, Inc.	$48,894	$43,957	$124,779	$113,758

Diluted earnings per share	$0.75	$0.67	$1.90	$1.72

Revenues

For the third quarter ended December 31, 2019, Corporate Finance ("CF") revenues increased 9%, Financial Restructuring ("FR") revenues increased 24%, and Financial and Valuation Advisory ("FVA"), formerly known as Financial Advisory Services, revenues increased 1% when compared with the third quarter ended December 31, 2018.

Expenses

The Company’s employee compensation and benefits, non-compensation expenses, and provision for income taxes during the periods presented and described below are on a GAAP and an adjusted basis.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Three Months Ended December 31,
(Dollars in thousands)	2019	2018	2019	2018
Expenses:
Employee compensation and benefits	$213,107	$187,180	$203,430	$181,042
% of Revenues	63.9%	62.8%	61.0%	60.7%
Non-compensation expenses	$52,392	$48,590	$49,894	$47,040
% of Revenues	15.7%	16.3%	15.0%	15.8%
Provision for Income Taxes	$20,161	$18,974	$23,719	$19,819
% of Pre-Tax Income	29.2%	30.2%	29.2%	28.1%

*
Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Nine Months Ended December 31,
(Dollars in thousands)	2019	2018	2019	2018
Expenses:
Employee compensation and benefits	$551,056	$501,682	$521,604	$483,266
% of Revenues	64.3%	63.3%	60.9%	60.9%
Non-compensation expenses	$144,672	$132,779	$131,413	$125,272
% of Revenues	16.9%	16.7%	15.3%	15.8%
Provision for Income Taxes	$39,954	$48,089	$59,848	$54,073
% of Pre-Tax Income	24.3%	29.7%	28.9%	28.9%

*
Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Employee compensation and benefits expenses were $213 million for the third quarter ended December 31, 2019, compared with $187 million for the third quarter ended December 31, 2018. Adjusted employee compensation and benefits expenses were $203 million for the third quarter ended December 31, 2019, compared with $181 million for the third quarter ended December 31, 2018. This resulted in an adjusted compensation ratio of 61.0% for the third quarter ended December 31, 2019, versus 60.7% for the third quarter ended December 31, 2018. The increase in both employee compensation and benefits expenses and adjusted employee compensation and benefits expenses was primarily a result of an increase in revenues for the quarter when compared with the same quarter last year.

Non-compensation expenses were $52 million for the third quarter ended December 31, 2019, compared with $49 million for the third quarter ended December 31, 2018. Adjusted non-compensation expenses were $50 million for the quarter ended December 31, 2019, compared with $47 million for the third quarter ended December 31, 2018. The increase in both non-compensation expenses and adjusted non-compensation expenses was primarily driven by an increase in information technology and communication expenses and other operating expenses.

The provision for income taxes was $20 million, representing an effective tax rate of 29.2% for the third quarter ended December 31, 2019, compared with $19 million, representing an effective tax rate of 30.2% for the third quarter ended December 31, 2018. The adjusted provision for income taxes was $24 million, representing an adjusted effective tax rate of 29.2% for the third quarter ended December 31, 2019, compared with $20 million, representing an adjusted effective tax rate of 28.1% for the third quarter ended December 31, 2018.

Segment Reporting for the Third Quarter

Corporate Finance
CF revenues increased 9% to $201 million for the third quarter ended December 31, 2019, compared with $184 million for the third quarter ended December 31, 2018. Revenues increased primarily due to an increase in the number of closed transactions and an increase in the average transaction fee on closed transactions.

	Three Months Ended December 31,		Nine Months Ended December 31,
(Dollars in thousands)	2019	2018	2019	2018
Corporate Finance
Revenues	$201,137	$183,965	$490,707	$462,893
# of Managing Directors	122	108	122	108
# of Closed transactions (1)	95	89	225	220

Financial Restructuring
FR revenues increased 24% to $93 million for the third quarter ended December 31, 2019, compared with $75 million for the third quarter ended December 31, 2018. Revenues increased primarily due to an increase in the number of closed transactions.

	Three Months Ended December 31,		Nine Months Ended December 31,
(Dollars in thousands)	2019	2018	2019	2018
Financial Restructuring
Revenues	$92,808	$75,013	$249,438	$218,173
# of Managing Directors	45	44	45	44
# of Closed transactions (1)	28	21	70	54
Financial and Valuation Advisory
FVA revenues increased 1% to $40 million for the quarter ended December 31, 2019, compared with $39 million for the third quarter ended December 31, 2018. Revenues increased as a result of a higher number of Fee Events in the quarter, among other things.

	Three Months Ended December 31,		Nine Months Ended December 31,
(Dollars in thousands)	2019	2018	2019	2018
Financial and Valuation Advisory
Revenues	$39,570	$39,035	$116,529	$111,941
# of Managing Directors	32	35	32	35
# of Fee Events (1)	530	502	1,086	1,046

(1)
A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of $1,000. References in this press release to closed transactions should be understood to be the same as transactions that are “effectively closed” as described in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2019.

Balance Sheet and Capital Allocation

The Board of Directors of the Company declared a regular quarterly cash dividend of $0.31 per share of Class A and Class B common stock. The dividend will be payable on March 16, 2020 to stockholders of record as of the close of business on March 5, 2020.

As of December 31, 2019, the Company had $368 million of cash and cash equivalents and investment securities, and $41 million of loans payable and other liabilities.

Investor Conference Call and Webcast

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Monday, February 3, 2020, to discuss its third quarter fiscal 2020 results. The number to call is 1-877-407-4018 (domestic) or 1-201-689-8471 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available from February 3, 2020 through February 10, 2020, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 13698114#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Adjusted net income, total and on a per share basis, and certain adjusted items used to determine adjusted net income, are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. These adjusted items remove the significant accounting impact of one-time or non-recurring charges associated with the Company’s one-time/non-recurring matters, as set forth in the tables at the end of this release.

The adjusted items included in this earnings press release as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these adjusted amounts are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of these adjusted items and a reconciliation with comparable GAAP items, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our Quarterly Report on Form 10-Q for the quarter ended December 31, 2019, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey

Houlihan Lokey (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, and valuation. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm’s commitment to client success across its advisory services. Houlihan Lokey is the No. 1 M&A advisor for the last five consecutive years in the U.S., the No. 1 global restructuring advisor for the last six consecutive years, and the No. 1 global M&A fairness opinion advisor over the past 20 years, all based on number of transactions and according to data provided by Refinitiv (formerly Thomson Reuters).

For more information, please visit www.HL.com.

Contact Information

Investor Relations 212.331.8225 IR@HL.com	OR	Public Relations 212.331.8223 PR@HL.com

Appendix

Condensed Consolidated Balance Sheet (Unaudited)
Condensed Consolidated Statement of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data and par value)	December 31, 2019	March 31, 2019
Assets
Cash and cash equivalents	$276,735	$285,746
Restricted cash	373	369
Investment securities	91,195	125,258
Accounts receivable, net of allowance for doubtful accounts	62,412	70,830
Unbilled work in process, net of allowance for doubtful accounts	67,957	71,891
Receivable from affiliates	—	8,631
Deferred income taxes	7,610	2,854
Property and equipment, net	41,556	31,034
Operating lease right-of-use asset	129,403	—
Goodwill and other intangibles, net	822,732	794,604
Other assets	38,657	34,695
Total assets	$1,538,630	$1,425,912

Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	$322,156	$404,717
Accounts payable and accrued expenses	45,391	55,048
Deferred income	27,896	27,812
Income taxes payable	3,758	7,759
Deferred income taxes	1,686	8,058
Loans payable to former shareholders	1,602	2,047
Loan payable to non-affiliate	3,342	6,610
Operating lease liabilities	150,157	—
Other liabilities	35,949	22,532
Total liabilities	591,937	534,583

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 43,569,993 and 38,200,802 shares, respectively	44	38
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 21,998,937 and 27,197,734 shares, respectively	22	27
Additional paid-in capital	636,123	645,090
Retained earnings	339,821	276,468
Accumulated other comprehensive (loss)	(29,317)	(30,294)
Total stockholders' equity	946,693	891,329
Total liabilities and stockholders' equity	$1,538,630	$1,425,912

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
(In thousands, except share and per share data)	2019	2018	2019	2018
Revenues	$333,515	$298,013	$856,674	$793,007
Operating expenses:
Employee compensation and benefits	213,107	187,180	551,056	501,682
Travel, meals, and entertainment	12,943	12,991	32,760	32,689
Rent	9,531	9,987	34,454	28,612
Depreciation and amortization	4,336	3,635	12,280	10,809
Information technology and communications	7,225	5,775	19,477	16,073
Professional fees	6,204	6,087	16,494	18,148
Other operating expenses	12,153	10,115	29,207	26,448
Total operating expenses	265,499	235,770	695,728	634,461
Operating income	68,016	62,243	160,946	158,546
Other (income)/expense, net	(1,039)	(688)	(3,787)	(3,301)
Income before provision for income taxes	69,055	62,931	164,733	161,847
Provision for income taxes	20,161	18,974	39,954	48,089
Net income attributable to Houlihan Lokey, Inc.	$48,894	$43,957	$124,779	$113,758

Weighted average shares of common stock outstanding:
Basic	62,014,564	61,972,027	62,199,716	62,399,221
Fully diluted	65,608,026	65,758,679	65,770,056	65,985,660
Earnings per share
Basic	$0.79	$0.71	$2.01	$1.82
Fully diluted	$0.75	$0.67	$1.90	$1.72

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
(In thousands, except per share data)	2019	2018	2019	2018
Revenues	$333,515	$298,013	$856,674	$793,007

Employee compensation and benefits
Employee compensation and benefits (GAAP)	$213,107	$187,180	$551,056	$501,682
Less/plus: adjustments (1)	(9,677)	(6,138)	(29,452)	(18,417)
Employee compensation and benefits (adjusted)	203,430	181,042	521,604	483,266

Non-compensation expenses
Non-compensation expenses (GAAP)	$52,392	$48,590	$144,672	$132,779
Less/plus: adjustments (2)	(2,498)	(1,550)	(13,259)	(7,507)
Non-compensation expenses (adjusted)	49,894	47,040	131,413	125,272

Operating income
Operating income (GAAP)	$68,016	$62,243	$160,946	$158,546
Less/plus: adjustments (3)	12,175	7,688	42,711	25,924
Operating income (adjusted)	80,191	69,931	203,657	184,469

Other (income)/expense, net
Other (income)/expense, net (GAAP)	$(1,039)	$(688)	$(3,787)	$(3,301)
Less/plus: adjustments (4)	—	—	—	719
Other (income)/expense, net (adjusted)	(1,039)	(688)	(3,787)	(2,582)

Provision for income taxes
Provision for income taxes (GAAP)	$20,161	$18,974	$39,954	$48,089
Less/plus: adjustments (5)	3,558	845	19,894	5,984
Provision for income taxes (adjusted)	23,719	19,819	59,848	54,073

Net income
Net income (GAAP)	$48,894	$43,957	$124,779	$113,758
Less/plus: adjustments (6)	8,617	6,843	22,817	19,221
Net income (adjusted)	57,511	50,799	147,596	132,979

Diluted EPS (GAAP)	$0.75	$0.67	$1.90	$1.72
Diluted adjusted EPS	$0.88	$0.77	$2.24	$2.02
Note: Figures may not sum due to rounding.

(1)
Consists of pre-IPO grant vesting, including grants re-awarded following forfeiture, if any ($(6,193) in Q3 FY20 and $(6,138) in Q3 FY19; $(18,269) in YTD Q3 FY20 and $(18,417) in YTD Q3 FY19), and acquisition-related retention pools ($(3,484) in Q3 FY20 and $0 in Q3 FY19; $(11,183) in YTD Q3 FY20 and $0 in YTD Q3 FY19).

(2)
Includes costs associated with Houlihan Lokey, Inc.'s secondary offering of stock ($0 in Q3 FY20 and $0 in Q3 FY19; $(665) in YTD Q3 FY20 and $(498) in YTD Q3 FY19), acquisition related costs ($(579) in Q3 FY20 and $0 Q3 FY19; $(579) YTD Q3 FY20 and $(1,929) in YTD Q3 FY19), acquisition-related amortization ($(1,919) in Q3 FY20 and $(1,550) in Q3 FY19; $(5,184) YTD Q3 FY20 and $(4,461) YTD Q3 FY19), HL Finance setup costs ($0 in Q3 FY20 and $0 in Q3 FY19; $0 in YTD Q3 FY20 and $(619) in YTD Q3 FY19), and costs associated with our London office consolidation and move ($0 in Q3 FY20 and $0 in Q3 FY19; $(6,831) YTD Q3 FY20 and $0 YTD Q3 FY19).

(3)	Includes adjustments from (1) and (2) above.

(4)	Includes the reduction of an earnout liability ($0 in Q3 FY20 and $0 in Q3 FY19; $0 YTD Q3 FY20 and $719 YTD Q3 FY19).

(5)
Includes adjustments to determine the adjusted effective tax rate, which are: the Tax Act ($0 in Q3 FY20 and $(1,313) in Q3 FY19; $0 in YTD Q3 FY20 and $(1,313) in YTD Q3 FY19) and a YTD Q3 FY20 adjustment of $7,605 relating to shares vested during the first quarter of the fiscal year. The resulting tax impact using the adjusted effective tax rate, of the adjustments described in footnotes 1, 2, and 4 above is ($3,558 in Q3 FY20 and $2,158 in Q3 FY19; $12,289 YTD Q3 FY20 and $7,297 YTD Q3 FY19).

(6)	Consists of the adjustments described above net of the tax impact of described adjustments.